[EXHIBIT 2.1]

                    ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement) dated as of April ____, 2004 is by and among (i) Giant Motorsports, Inc., a Nevada corporation ("Buyer"), (ii) King's Motorsports, Inc. d/b/a Chicago Cycle, an Illinois corporation ("Seller"), (iii) Mr.
Jason  Haubner  and  (iv)  Mr.  Jerry  Fokas  (collectively,  the
"Shareholders").


                            RECITALS

     A. Seller owns and operates a retail motorcycle, all terrain vehicle and off-road vehicle dealership at 7320 N.
Western Avenue, Chicago, Illinois (the "Business").

     B. Seller desires to sell and transfer to, and Buyer desires to purchase and assume from Seller, substantially all of the assets of the Business and specifically identified liabilities and obligations of the Business, on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

                            ARTICLE 1
                ASSETS SUBJECT TO THIS AGREEMENT
                --------------------------------

     1.1  Purchase and Sale of Assets
          ---------------------------

         Upon the terms and subject to the conditions of this Agreement, Seller shall sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing (as defined in Section 7.1 hereof), all rights, properties and assets, wherever situated, owned by Seller in connection with the Business (collectively, the "Acquired Assets"), but expressly excluding therefrom the Excluded Assets (as defined in Section 1.2 hereof). The Acquired Assets shall include, without limitation, the following:

          1.1.1     Tangible Personal Property
                    --------------------------

               All machinery, equipment, attachments, tools, supplies, tooling, furniture, fixtures, parts, accessories, telephones, alarms, computers, office furniture and equipment and all other tangible assets and personal property of every kind and nature owned by Seller and used in the Business as of the Closing, including, without limitation, as set forth on Schedule 1.1.1 (the "Tangible Personal Property").

          1.1.2     Inventory
                    ---------

               All new and used inventory used in the Business at the Closing (the "Inventory"). The parties acknowledge and agree that Buyer shall purchase and/or obtain the rights to the motorcycles, all terrain vehicles and off-road vehicles separate and apart from this Agreement.

          1.1.3     Assumed Contract
                    ----------------

              Except as otherwise provided in Section 2.2 hereof, all rights and incidents of interest of, and benefits accruing to, Seller in and to the Contracts (as defined in



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     Section 4.1.4) listed or described on Schedule 1.1.3  hereto
     (the "Assumed Contracts").

          1.1.4     Records
                    -------

               All books, files, documents, customers lists, customers' records, supplier lists, supplier records, promotional and advertising material, files of promotional literature, technical information, correspondence, artwork, operating records, other business information relating to the Business which has been reduced to writing or other records of Seller (collectively, "Records").

          1.1.5     Going Concern Value
                    -------------------

             The Business carried on and conducted by Seller as a going concern, including any and all goodwill and similar intangibles associated therewith.

          1.1.6     Intangible Property Rights
                    --------------------------

               All municipal, state and federal franchises, permits, licenses, agreements, waivers, authorizations and any and all other intangible property rights held or used in connection with, or required for, the Business to the extent transferable (the "Intangible Personal Property").

          1.1.7     Intellectual Property
                    ---------------------

              Any shop rights or other rights to inventions, formulas and proprietary software, patent, patent applications, trade secrets, service marks, trademarks, domain names, copyrights and trade names owned, licensed, used or applied for by Seller and used exclusively in the Business, including, without limitation, the items listed on
     Schedule   1.1.7  hereto  (collectively,  the  "Intellectual
     Property").

          1.1.8     Telephone and Facsimile Numbers
                    -------------------------------

              All of Seller's right, title and interest in all telephone and facsimile numbers and e-mail addresses used in connection with the Business.

          1.1.9     Warranty Claims
                    ---------------

              All rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with the operation of the Business and affecting any of the Acquired Assets, in each case, only to the extent transferable.

          1.1.10    Scheduled Items
                    ---------------

             All of the items listed on Schedule 1.1.10.

     1.2  Excluded Assets
          ---------------

         Notwithstanding anything to the contrary contained in this Agreement, only the following assets (collectively, the "Excluded Assets") shall be retained by Seller and shall not be included in the Acquired Assets sold, transferred, assigned, conveyed and delivered to Buyer:

          1.2.1     Cash
                    ----

              All cash and cash equivalents of Seller or relating to the conduct of the Business outstanding as of the Closing.

          1.2.2     Accounts Receivable
                    -------------------

             All accounts and notes receivable of Seller or relating to the conduct of the Business outstanding as of the Closing.

          1.2.3     Tax Refunds
                    -----------

             Any and all tax refunds associated with the Business owed for periods prior to the Closing.


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          1.2.4     Dealer Payments
                    ---------------

              Any and all dealer payments, holdbacks, retail bonuses or like payments owed in connection with the Business for periods prior to Closing.

          1.2.5     Automobile Inventory
                    --------------------

             The automobiles listed on Schedule 1.2.5.

          1.2.6     Scheduled Items
                    ---------------

             All of the items listed on Schedule 1.2.6.

                            ARTICLE 2
         ASSUMED LIABILITIES AND LIABILITIES NOT ASSUMED
         -----------------------------------------------

     2.1  Assumed Liabilities
          -------------------

        Upon the terms and subject to the conditions of this Agreement, Buyer shall assume as of the Closing and thereafter shall promptly pay, perform and fully satisfy when due only the liabilities listed in this Section 2.1 (all such assumed liabilities and obligations are hereinafter collectively referred to as the "Assumed Liabilities"). The Assumed Liabilities shall consist only of:

          2.1.1     Assumed Contracts
                    -----------------

              Those performance obligations of Seller arising after the Closing Date to complete the services pursuant to the Assumed Contracts listed on Schedule 1.1.3.

          2.1.2     Post Closing Obligations
                    ------------------------

               Any   and  all  obligations,  payments  or   other
     liabilities incurred by Buyer or which are associated with the Acquired Assets and/or the Assumed Liabilities, which arise after the Closing.

          2.1.3     Floor Plan Financing.    Subject to the receipt of
                    --------------------
     Manufacturer Approvals (as defined in the Management Agreement), the floor plan financing of Seller.

     2.2  Liabilities Not Assumed
          -----------------------

         Except as set forth in Section 2.1 hereof, Buyer shall have no responsibility for and shall not assume or be liable for any liabilities or obligations of Seller whatsoever, whether fixed, contingent or otherwise, and whether known or unknown (collectively, "Liabilities Not Assumed"). Without in any manner limiting the foregoing, except for liabilities expressly assumed by Buyer in Section 2.1 hereof, the Liabilities Not Assumed shall include the following:

     (i) Any liabilities for federal, state or local property, income, sales, use, franchise, payroll or any other tax or assessment levied, imposed or incurred in connection with the Business prior to the Closing, and any taxes associated with the sale, transfer, delivery and conveyance of the Acquired Assets pursuant to this Agreement;

     (ii) Any liability or obligation associated with the employees or agents of Seller incurred or arising from events occurring prior to the Closing, including the payment of wages, any payment under any employee benefit plan of Seller or any COBRA obligations to Seller's employees;

    (iii) Any liability or obligation arising out of the violation of any federal, state or local statute, regulation, rule, ordinance or other applicable law incurred or arising from events occurring prior to the Closing; or



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     (iv) Any action, suit or proceeding brought against Seller, or its employees or agents, in connection with the Business that were bought prior to the Closing.

                            ARTICLE 3
                          CONSIDERATION
                          -------------

     3.1  Purchase Price
          --------------

         In full consideration of the sale, assignment transfer and conveyance of the Acquired Assets and the other undertakings of Seller in this Agreement, Buyer shall at the Closing (a) assume, pay and perform the Assumed Liabilities, and (b) pay to Seller an aggregate amount of Two Million Nine Hundred Twenty-Five Thousand Dollars ($2,925,000.00) (the "Purchase Price") payable as follows:

     (i)  One Million Two Hundred Fifty Thousand Dollars
          ($1,250,000.00) by cash or otherwise immediately available funds at the Closing (less the $50,000 deposit previously paid by Buyer); and

     (ii) The balance of One Million Six Hundred Seventy-Five Thousand Dollars ($1,675,000.00) pursuant to a secured promissory note, a copy of which is attached hereto as Exhibit A and incorporated by reference herein (the "Note").

     3.2  Allocation of Purchase Price
          ----------------------------

         The Purchase Price represents the amount agreed upon by the parties to be the value of the Acquired Assets and the Assumed Liabilities, and shall be allocated among the Acquired Assets and Assumed Liabilities in a manner consistent with
Section 1060 of the Internal Revenue Code of 1986, as amended. Each of the parties agrees that they will exchange and review their respective I.R.S. Forms 8594 "Asset Acquisition Statements" before they file them with the Internal Revenue Service.

                            ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

     4.1   Representations  and  Warranties  of  Seller  and  the
           Shareholders
           ------------------------------------------------------

         Seller and the Shareholders hereby jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of the Closing that:

          4.1.1     Power and Authority
                    -------------------

              Seller is a corporation duly organized, validly existing and in good standing under the laws of State of Illinois and has the corporate power and authority to own, operate, lease and use its assets and properties and the corporate power and authority to carry on its business as presently being conducted. Seller is duly qualified to do business in each state in which it is required by law to be so qualified.

          4.1.2     Validity of Agreements
                    ----------------------

              This Agreement constitutes the legal, valid and binding obligations of Seller, and is enforceable against Seller in accordance with its terms. Seller has the corporate power and authority to enter into this Agreement and to undertake and perform fully the transactions contemplated hereby or thereby. All necessary corporate


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


     action  has  been  taken  by and on behalf  of  Seller  with
     respect  to  the  authorization,  execution,  delivery   and
     performance of this Agreement.

          4.1.3     Acquired Assets
                    ---------------

              Except as set forth on Schedule 4.1.3, Seller shall has good and marketable title to all of the Acquired Assets, whether tangible or intangible, that it purports to own, free and clear of any and all security interests, hypothecations, liens, encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments, condemnation proceedings and other burdens or conflicting interests ("Liens"). Seller's use of the Intangible Personal Property and Intellectual Property does not and has not infringed on the rights of any other person or entity.

          4.1.4     No Conflicts
                    ------------

             Except as set forth on Schedule 4.1.4, the execution and delivery and the performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated by this Agreement will not (a) violate or conflict with any charter documents of Seller;
     (b) result in the violation of or breach of or conflict with any laws of any federal, state, local or foreign governmental or any subdivision, agency, instrumentality, authority, commission, board or bureau thereof or any federal, state or local court (individually a "Governmental Authority") applicable to Seller, any of the Acquired Assets or the Business; (c) violate, conflict with, result in a breach of, constitute a default under, or permit the acceleration of any obligation under any note, debt instrument, indenture, mortgage, lease, license, purchase or sales order, sales commitment, security agreement or other agreement commitment, undertaking, arrangement or contract, whether written or oral, express or implied (collectively, "Contracts"), to which Seller is a party or to or by which the Business or any of the Acquired Assets may be subject or bound; or (d) result in the creation or imposition in favor of any person of any Liens upon any of the Acquired Assets.

          4.1.5     Contracts
                    ---------

              Except as set forth on Schedule 4.1.4, all of the Assumed Contracts and instruments set forth on Schedule
     1.1.3 (or required to be set forth therein) can be assigned to Buyer without notice to or consent of any other person and are in full force and effect. With respect to each such contract, (i) there exists no default or breach thereunder by any party thereto; and (ii) there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time, or both, or the happening of any other event or condition, would become a default by Seller or, to the best of Seller's or the Shareholders' knowledge, any other party thereto.

          4.1.6     Taxes
                    -----

              Seller and the Shareholders have duly and timely filed all tax returns required to be filed by any of them and have all taxes due or claimed to be due by any
     Governmental Authority. There are no pending tax examinations or tax claims asserted against Seller and/or the Shareholders and there is no basis for any such claims.

          4.1.7     Legal Matters
                    -------------

              Except as set forth on Schedule 4.1.7, there are no legal or administrative proceedings of any nature pending or, to the best of Seller's or the Shareholders' knowledge, threatened against or affecting Seller, and Seller is not in default of any judgment, writ, injunction, or order of any court or governmental agency. Seller has not received any notice from any governmental entity asserting a violation by



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


     Seller of, or ordering Seller to comply with any laws, regulations, or governmental pronouncements of any type, and there are not pending any claims or investigations involving asserted violations thereof. To the best of Seller's or the Shareholder's knowledge, Seller has duly complied with all statutes, regulations and governmental pronouncements of all types and has acquired all licenses and permits required for the operation of the Business.

          4.1.8     Environmental Matters
                    ---------------------

              To the best of Seller's knowledge, Seller has obtained all material permits, licenses and other authorizations that are required to be obtained by Seller for the operation of the Business under laws relative to the environment, which the failure to so have obtained would have caused a material adverse effect on the Business. To the best of Seller's knowledge, Seller has handled, stored, transported and disposed of its wastes, in compliance with all such laws. To the best of Seller's knowledge, Seller has complied with all terms and conditions of all such required permits, licenses and authorizations, which the failure to so have complied would have caused a material adverse effect on the Business. To the Seller's of the Shareholders knowledge, Seller has not received notice of any claim, action, proceeding or investigation, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

          4.1.9     Brokers' Fees
                    -------------

              No  person or entity has or, immediately  following
     the consummation of the transactions contemplated by this Agreement will have, as a result of any act or omission of Seller, any right, interest or valid claim against Seller or Buyer for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     4.2  Representations and Warranties of Buyer
          ---------------------------------------

          Buyer  represents  and  warrants  to  Seller  and   the
Shareholders as follows:

          4.2.1     Organization, Power and Authority
                    ---------------------------------

              Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own, operate, lease and use its assets and properties and the corporate power and authority to carry on its business as presently being conducted.

          4.2.2     Validity of Agreements
                    ----------------------

              This Agreement constitutes the legal, valid and binding obligations of Buyer, and are enforceable against Buyer in accordance with its terms. Buyer has the corporate power and authority to enter into this Agreement and to undertake and perform fully the transactions contemplated hereby or thereby. All necessary corporate action has been taken by and on behalf of Buyer with respect to the authorization, execution, delivery and performance of this Agreement.

          4.2.3     Brokers' Fees
                    -------------

              No person or entity has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, as a result of any act or omission of Buyer, any right interest or valid claim against Buyer or

     Seller  for any commission, fee or other compensation  as  a
     finder   or  broker  in  connection  with  the  transactions
     contemplated by this Agreement.

          4.2.4     No Conflicts
                    ------------

               Neither the execution and delivery nor the performance by Buyer of this Agreement will (a) violate or conflict with any charter documents of Buyer; (b) result in the violation of or breach of or conflict with any laws of any Governmental Authority applicable to Buyer.

                            ARTICLE 5
                       COVENANTS OF SELLER
                       -------------------

     Unless Buyer otherwise agrees in writing, Seller and the Shareholders covenant to Buyer as follows:

     5.1  Access
          ------

         Seller hereby grants to Buyer and its agents access to the "deal jackets" and to all personnel, assets, Records and documents if available, of Seller and shall furnish such financial and operating information as Buyer reasonably may request.

     5.2  Transfer Taxes
          --------------

         Seller shall pay all sales, use or other taxes incurred as a result of the sale of the Acquired Assets or the assignment of the Assigned Contracts hereunder.

     5.3  Operation of the Business
          -------------------------

         From the date of this Agreement until the Closing of the
transactions   contemplated  herein,  Seller   shall,   and   the
Shareholders shall cause Seller to, operate the Business in the ordinary course and in accordance with past practice.

     5.4  Tax Certificate
          ---------------

         After the Closing, Seller shall obtain and deliver to Buyer as soon as practicable a receipt of a certificate from the Illinois Department of Taxation indicating Seller has paid all sales taxes for the period through the date of Closing. As soon as practicable after the Closing, Seller shall file a "Notice of Sale or Purchase of Business Assets" with the Illinois Department of Revenue and shall deliver to Buyer any correspondence or report received from the Illinois Department of Revenue following such filing.

                            ARTICLE 6
                       COVENANTS OF BUYER
                       ------------------

     Unless Seller otherwise agrees in writing, Buyer covenants to Seller as follows:

     6.1   Books and Records.  Buyer shall grant Seller  and  the
           -----------------
Shareholders reasonable access to the books and records of the Business to enable the Seller and the Shareholders to prepare and file any tax returns or for any legitimate business purpose.

                            ARTICLE 7
                      CONDITIONS TO CLOSING
                      ---------------------

     7.1  Obligations of Buyer
          --------------------

         Any obligations of Buyer to consummate this Agreement is subject to and conditioned upon the following:

          7.1.1     Employment
                    ----------

              As of Closing, Seller shall have terminated all of its employees.



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

          7.1.2     Bill of Sale
                    ------------

              Buyer's receipt of a Bill of Sale in the form attached hereto as Exhibit B, duly executed by Seller.

          7.1.3     Assignment of Contracts
                    -----------------------

              Buyer's  receipt  of an Assignment  and  Assumption
     Agreement  in  the form attached hereto as  Exhibit  C  (the
     "Assignment and Assumption Agreement"), duly executed by Seller.

          7.1.4     Management Agreement
                    --------------------

               Buyer's receipt of the Management Agreement in the
     form   attached   hereto  as  Exhibit  D  (the   "Management
     Agreement"), duly executed by Seller.

          7.1.5     Lease
                    -----

              Buyer's receipt of the Lease in the form attached hereto as Exhibit E (the "Lease"), duly executed by Sellers.

          7.1.6     Officer's Certificate
                    ---------------------

              Buyer's receipt of a certificate from an officer of Seller which certifies that joint resolutions of the Board of Directors and the Shareholders of Seller, which are attached thereto and which authorize execution and delivery of this Agreement by Seller and consummation of the transactions contemplated hereby by Seller, are true and correct and which certifies the incumbency of the officers who executed this Agreement.

     7.2  Obligations of Seller
          ---------------------

        Any obligations of Seller to consummate this Agreement is subject to and conditioned upon the following:

          7.2.1     Employment Agreement
                    --------------------

              The  receipt  by  Jerry  Fokas  of  the  Employment
     Agreement attached hereto as Exhibit F, duly executed by Buyer.

          7.2.2     Assumption of Contracts
                    -----------------------

              Seller's  receipt of the Assignment and  Assumption
     Agreement, duly executed by Buyer.

          7.2.3     Promissory Note
                    ---------------

              Seller's receipt of the Note, duly executed by Buyer.

          7.2.4     Lease
                    -----

              Seller's receipt of the Lease, duly executed by Buyer.

          7.2.5     Guaranty. Seller's receipt of the Guaranty duly
                    --------
     executed by Buyer, Russell Haehn and Gregory Haehn.

          7.2.6     Commercial Security Agreement.  Seller's receipt
                    -----------------------------
of the Commercial Security Agreement duly executed by Buyer and Chicago Cycle, Inc., a Nevada corporation in the form attached hereto as Exhibit G.

          7.2.7     Cash Purchase Price
                    -------------------

             Seller's receipt of the cash portion of the Purchase
     Price (less the $50,000 deposit already paid by Buyer).

          7.2.8     Management Agreement
                    --------------------

              Seller's receipt of the Management Agreement duly executed by Buyer.


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


          7.2.9     Non-Competition Agreement
                    -------------------------

              Jason  Haubner's  receipt  of  the  Non-Competition
     Agreement attached hereto as Exhibit F, duly executed by Buyer (the "Non-Competition Agreement").

          7.2.10    Officer's Certificate
                    ---------------------

         Seller's  receipt of a certificate from  an  officer  of
     Buyer which certifies that resolutions of the Board of Directors of Buyer, which are attached thereto and which authorize execution and delivery of this Agreement by Buyer and consummation of the transactions contemplated hereby by Buyer, are true and correct and which certifies the incumbency of the officers who executed this Agreement.

                            ARTICLE 8
                             CLOSING
                             -------

     8.1  The Closing
          -----------

         The Closing of the transactions contemplated by this Agreement shall occur on April __, 2004 at the offices of Steven
E. Silverman, Esq., 630 Dundee Road Suite 220, Northbrook, IL 60062 or at such other time, date or place as the parties may agree (the "Closing" or "Closing Date"). The Closing of the transactions contemplated by this Agreement shall be deemed to occur at 5:00 p.m. EST on the Closing Date.

     8.2  Closing Deliveries by Seller
          ----------------------------

        At the Closing, Seller shall deliver to Buyer the closing documents referred to in Section 7.1.

     8.3  Closing Deliveries by Buyer
          ---------------------------

         At the Closing, Buyer shall deliver to Seller the cash portion of the Purchase Price and the closing documents referred to in Section 7.2.

                            ARTICLE 9
                     POST-CLOSING COVENANTS
                     ----------------------

     9.1  Further Assurances
          ------------------

        After the Closing: (a) Seller shall from time to time, at the request of Buyer and without further cost or expense to Seller, prepare, execute and deliver or cause to be prepared, executed and delivered, to Buyer such other instruments of conveyance and transfer and take such other action as Buyer may reasonably request so as more effectively to sell, transfer, assign and deliver and vest in Buyer title to and possession of the Acquired Assets as provided in this Agreement or otherwise to consummate the transactions contemplated by this Agreement, and
(b) Buyer shall from time to time, at the request of Seller and without further cost or expense to Buyer, prepare, execute and deliver to Seller such other instruments of assumption and take such other action as Seller may reasonably request so as more effectively to assume the Assumed Liabilities or otherwise to consummate the transactions contemplated by this Agreement. Buyer shall deliver to Seller any Excluded Assets that Buyer may receive or obtain possession of after the Closing.

     9.2  Delivery of Property After Closing
          ----------------------------------

         From and after the Closing, (a) Buyer shall transfer and deliver to Seller, promptly after Buyer's receipt thereof, any property that Buyer may receive that belongs to Seller, and (b) Seller shall transfer and deliver to Buyer, promptly after Seller's receipt thereof, any property that Seller may receive that belongs to Buyer.

     9.3  Survival of Representations, Warranties and Covenants
          -----------------------------------------------------

          The representations and warranties of Seller, the Shareholders and Buyer, as the case may be, made in Article IV hereof shall survive the date hereof and remain in effect for eighteen months (18) thereafter. The covenants and agreements contained in this Agreement shall survive the Closing and remain in effect indefinitely (unless a shorter period is specified therein).

     9.4  Indemnity
          ---------

          (a) Seller and the Shareholders, jointly and severally, shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, expense and liability (including, without limitation, reasonable attorney's fees) which Buyer may suffer or incur in whole or in part by reason of any breach of this Agreement, including, without limitation, any breach of the representations and warranties made by Seller and/or the Shareholders (collectively "Adverse Consequences"). Buyer (and its assignee, if applicable) is expressly permitted to set off and apply any and all amounts due or to become due under the Note against Adverse Consequences if not cured with in the time period provided in (b) below. Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, damage, expense and liability (including, without limitation, reasonable attorney's fees) which Seller or the Shareholders may suffer or incur in whole or in part by reason of the breach of this Agreement, including, without limitation, any breach of the representations and warranties made by Buyer.

          (b) Any breach of this Agreement shall not be deemed to occur until the allegedly breaching party has received written notice describing the breach from the other party and has failed to cure the breach within ten (10) business days of the receipt of such notice (if such breach is curable).

     9.5  Pre-Closing Warranty Contracts
          ------------------------------

         From and after the Closing, Buyer shall service the pre closing service warranty contracts (the "Pre Closing Service
Contracts") set forth on Schedule 9.5, in accordance with their respective terms.

     9.6  Release of Personal Guarantees.  From and after the Closing,
          ------------------------------
Buyer   shall  use  commercially  reasonably  efforts  to  obtain
releases of the personal guarantees made by the Shareholders in connection with the floor plan financing of the Business.

                           ARTICLE 10
                 CONFIDENTIALITY AND NON-COMPETE
                 -------------------------------

     10.1 Confidential Information
          ------------------------

         Seller and the Shareholders acknowledge that they have had access to information of the Business which may include Confidential Information. For purposes hereof, the term "Confidential Information" shall include, but not by way of limitation, trade secrets concerning the Business and the Acquired Assets, product specifications, know-how, processes, Records, customer and supplier lists and the location of any such customers or suppliers, current and anticipated customer requirements, price lists, market studies, business plans, any information, however documented, that is a trade secret under applicable law, and all other information associated with the products and services of the Business. The term "Confidential Material" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by Seller or the Shareholders; or (ii) was available to Seller or the Shareholders on a non-confidential basis prior to its disclosure by Seller, the Shareholders or their representatives.

     Seller and the Shareholders agree that they shall not, without the prior written authorization of the Buyer, directly or indirectly use, divulge, furnish or make accessible to any company, person or other entity any Confidential Information, but instead shall keep all Confidential Information strictly and absolutely confidential. Further, Seller and the Shareholders will take all actions reasonably required of them to prevent their employees, agents and representatives, as the case may be, from using or divulging such information in a manner or for a purpose that may be contrary to the best interest of Buyer. In the event that Seller or the Shareholders are required (by oral questions, interrogatories, requests for information or documents, subpoena, confidential or similar process) to disclose any Confidential Information, it is agreed that it will cooperate with Buyer and provide it with prompt notice of such request(s) so that it may seek an appropriate protective order and/or waive compliance by the other with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller and/or the Shareholders is nonetheless, in the opinion of its counsel, legally required to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, they may disclose such information to such tribunal without liability hereunder.

     10.2 Covenant Not to Compete
          -----------------------

         Seller recognizes that Buyer's decision to enter into this Agreement is induced in part by of the covenants and assurances made by Seller in this Agreement, that its covenant not to compete and other agreements set forth herein are necessary to insure the continuity of the Business, and the reputation of the Business, and that irreparable harm and damage will be done to the Business if Seller competes with Buyer or the Business or breaches the other agreements herein. Therefore, except as specifically agreed to by Buyer in writing, the Seller agrees that:

     (i) Seller and any Affiliated Entity (as hereinafter defined), for a period of two (2) years from the Closing Date (the "Restriction Period") shall not, anywhere within a 100 mile radius of the Business, participate or engage in, directly or indirectly (as an owner, partner, shareholder, consultant, officer, director, employee, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control), a Competitive Business (as hereinafter defined).

     (ii) During the Restriction Period, neither Seller nor any
          Affiliated Entity, shall directly or indirectly solicit, in connection with any Competitive Business, any existing customers of the Seller.

   (iii)  During the Restriction Period, neither Seller nor any
          Affiliated Entity, shall solicit for employment or call upon any person who is, at that time of such solicitation, an employee of Buyer for the purpose of or with the intent of enticing such employee away from or out of the employ of Buyer.

Seller affirmatively acknowledges that, in view of the overall transaction, the geographic limitations and the period of restriction are reasonable. It is specifically agreed that the period during which the agreements and covenants of Seller made in this Section 10.2 shall be effective and shall be computed by excluding from such computation any time during which Seller is in violation of any provision of this Section 10.2. For purposes herein, "Affiliated Entity" means any corporation, partnership, joint venture, limited liability company or other entity which, directly or indirectly, is controlled by, controls, or is under common control with Seller. "Control" means and includes, but is not necessarily limited to, (A) the ownership of one percent (1%) or more of the voting securities or other voting interest of any corporation, partnership, joint venture or other business entity, or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, joint venture, limited liability company, or other business entity. "Competitive Business" shall mean the business of retail sales of motorcycles, all terrain vehicles and/or off-road vehicles and any other in any activity competitive with the Business. Provided, however, that "Competitive Business" shall not include the sale of new and used choppers, used motorcycles (but only to the extent that sales of such used motorcycles by Seller or any Affiliated Entity collectively do not exceed 100 used motorcycles in any calendar year), and new and used automobiles.

     10.3 Irreparable Harm
          ----------------

         The Shareholders and Seller acknowledge that their compliance with this Agreement is necessary to preserve and protect the proprietary rights, Confidential Information and the goodwill of Buyer and the Business as a going concern, and that the failure of both of them to comply fully with the provisions of this Article X will result in irreparable and continuing injury to Buyer for which there will be no adequate remedy at law. Because of the difficulty of measuring economic losses as a result of a breach of the covenants contained in Article X by Buyer and because of the immediate and irreparable loss, Seller and the Shareholders agree that Buyer shall be entitled, in addition to such other forms of relief as may be proper, to all forms of equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) as may be necessary to cause the Shareholders and Seller to comply with the terms of this Article X or to otherwise make the harmed party whole.

     10.4 Reformation
          -----------

         If any of the covenants contained in this Article X are found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court is directed to exercise its discretion to reform such covenant to the end that Seller and the Shareholders shall be subject to confidentiality, noncompetition and noninterference covenants that are reasonable under the circumstances and are enforceable by Buyer. The provisions of this Article X shall survive the termination of this Agreement; provided, however, the terms of Section 10.2 shall cease to be of further force and effect if there is an unremedied payment default under the Note.

                           ARTICLE 11
                          MISCELLANEOUS
                          -------------

     11.1 Amendment
          ---------

        This Agreement may be amended only by an agreement or instrument in writing which refers to this Agreement and is duly executed on behalf of the parties hereto.

     11.2 Notices
          -------

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when received personally delivered or sent by facsimile, or (ii) within one business day after being sent by recognized overnight delivery service, and in each case addressed as follows:

       (a)  if to Buyer to:   Russell Haehn
                              c/o Yukon Int'l, Inc.
                              23700 Aurora Road
                              Bedford Heights, Ohio 44146

             with a copy to:  William E. Schonberg, Esq.
                              Benesch, Friedlander, Coplan & Aronoff, LLP
                              2300 BP Tower
                              Cleveland, Ohio 44114

       (b)  if to Seller to:  King's Motorsports, Inc.
                              520 E. Haven
                              Arlington Heights, IL 60005
                              Attn: Mr. Jason Haubner, President

             with a copy to:  Steven E. Silverman, Eaq.
                              630 Dundee Road, Suite 220
                              Northbrook, IL 60062
                              847-562-4514
                              Fax (847) 562-4515

     if to Jason Haubner to:  Jason Haubner
                              520 E. Haven
                              Arlington Heights, IL 60005

             with a copy to:  Steven E. Silverman, Eaq.
                              630 Dundee Road, Suite 220
                              Northbrook, IL 60062
                              847-562-4514
                              Fax (847) 562-4515


  (d)  if to Jerry Fokas to:  Jerry Fokas
                              1489 Turkey Trail Rd.
                              Inverness, IL 60067

             with a copy to:  Joshua D. Holleb, Esq.
                              Klein, Dub & Holleb, Ltd.
                              660 LaSalle Pl
                              Highland Park, IL 60035
                              847-681-9132
                              Fax (847) 681-1600

Any party by written notice to the other party may change the address or the persons to whom notices thereof shall be directed.

     11.3 Expenses
          --------

         Each party shall bear their own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     11.4 Waivers
          -------

        Either party may waive in writing compliance by the other party with any of the terms contained in this Agreement (except such, any, as may be imposed by law). Any waiver by Seller or Buyer of any breach of, or failure to comply with, any provision of this Agreement by another party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     11.5 Assignment
          ----------

         This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties to this Agreement, but shall not be assignable or delegable by any party without the prior written consent of the other; provided, however, that upon notice to Seller, Buyer may assign its rights under this Agreement to a wholly owned subsidiary of Buyer without Seller's or the Shareholders' approval but such assignment shall not relieve Buyer of any obligations owed to Seller or the Shareholders under this Agreement.

     11.6 Complete Agreement
          ------------------

         This Agreement (including the documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by either party or any representative of either party hereto.

     11.7 Governing Laws
          --------------

         This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Illinois, without giving effect to the principles of conflicts of law thereof. Each of the parties irrevocably submits to the jurisdiction and venue of the federal and state courts located in the county of Cook, County, Chicago, Illinois.

     11.8 Third Parties
          -------------

        Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

     11.9 Severability
          ------------

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term, or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     11.10     Counterparts
               ------------

        This Agreement may be executed by the parties to this Agreement in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     11.11     Risk of Loss
               ------------

         Risk  of  loss  of,  or damage or  destruction  to,  the
Acquired  Assets shall be borne by Seller until the Closing.   In
the event of damage or destruction to the Acquired Assets, Seller shall promptly notify Buyer.

                    [Signature Page Follows]

     INTENDING TO BE LEGALLY BOUND, the parties hereto have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              "SELLER"

                              King's Motorsports, Inc.


                              By:
                                   ____________, President


                              "SHAREHOLDERS" (only as to those
                              specific provisions of this
                              Agreement applicable to the
                              Shareholders)



                              Jason Haubner



                              Jerry Fokas


                              "BUYER"

                              Giant Motorsports, Inc.


                              By:
                                   __________, President